Exhibit 99.1

Extractive Sector Transparency Measures Act - Annual Report

Reporting Entity Name	Gran Tierra Energy Inc.

Reporting Year	From:	1/1/2023	To:	12/31/2023	Date Submitted	5/29/2024

Reporting Entity ESTMA Identification Number	E742342		● Original Submission
○ Amended Report

Other Subsidiaries Included (optional field)

Not Consolidated

Not Substituted

Attestation by Reporting Entity

In accordance with the requirement of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Ryan Ellson				Date	5/29/2024

Position Title	Chief Financial Officer and Executive Vice President

Extractive Sector Transparency Measures Act- Annual Report
Reporting Year	From:	2023-01-01	To:	2023-12-31
Reporting Entity Name	Gran Tierra Energy Inc.					Currency of the Report	USD
Reporting entity ESTMA Identification Number	E74342
Subsidiary Reporting Entities (if necessary)
Payments by Payee
Country	Payee Name	Departments. Agency, etc… within Payee that Received Payments	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes
Colombia	NATIONAL GOVERNMENT OF COLOMBIA	NATIONAL HYDROCARBON AGENCY OF COLOMBIA	—	145,160,150	—	—		—	—	145,160,150	Paid in Colombian Pesos.Translated at the 2023 average foreign exchange rate of 4325.05:1 USD
Colombia	NATIONAL GOVERNMENT OF COLOMBIA	DIRECTORATE OF NATIONAL TAXES AND CUSTOMS OF COLOMBIA	108,318,283	—	—	—		—	—	108,318,283	Paid in Colombian Pesos.Translated at the 2023 average foreign exchange rate of 4325.05:1 USD
Colombia	NATIONAL GOVERNMENT OF COLOMBIA		—	—	1,435,982	—		—	—	1,435,982	Paid in Colombian Pesos.Translated at the 2023 average foreign exchange rate of 4325.05:1 USD
Colombia	MUNICIPALITY OF PUERTO ASIS		412,336	—	—	—	794,268	—	—	1,206,604	Paid in Colombian Pesos.Translated at the 2023 average foreign exchange rate of 4325.05:1 USD
Colombia	MUNICIPALITY OF MOCOA		370,955	—	—	—	430,535	—	—	801,490	Paid in Colombian Pesos.Translated at the 2023 average foreign exchange rate of 4325.05:1 USD
Colombia	MUNICIPALITY OF SAN MARTIN		317,717	—	—	—	432,137	—	—	749,854	Paid in Colombian Pesos.Translated at the 2023 average foreign exchange rate of 4325.05:1 USD
Colombia	MUNICIPALITY OF VILLAGARZON		294,184	—	—	—	439,977	—	—	734,161	Paid in Colombian Pesos.Translated at the 2023 average foreign exchange rate of 4325.05:1 USD
Colombia	MUNICIPALITY OF RIO DE ORO		112,646	—	—	—	169,476	—	—	282,122	Paid in Colombian Pesos.Translated at the 2023 average foreign exchange rate of 4325.05:1 USD
Colombia	INDIGENOUS COMMUNITY OF CABILDO AWA		—	—	—	—	216,751	—	—	216,751	Paid in Colombian Pesos.Translated at the 2023 average foreign exchange rate of 4325.05:1 USD
Colombia	INDIGENOUS COMMUNITY OF RESGUARDO INGA WASIPUNGO		—	—	—	—	198,001	—	—	198,001	Paid in Colombian Pesos.Translated at the 2023 average foreign exchange rate of 4325.05:1 USD

Colombia	MUNICIPALITY OF PUERTO GUZMAN		117,674	—	—	—	71,360	—	—	189,034	Paid in Colombian Pesos.Translated at the 2023 average foreign exchange rate of 4325.05:1 USD
Colombia	MUNICIPALITY OF PIAMONTE		117,674	—	—	—	23,641	—	—	141,315	Paid in Colombian Pesos.Translated at the 2023 average foreign exchange rate of 4325.05:1 USD
Colombia	DISTRICT OF BOGOTA		139,012	—	—	—	—	—	—	139,012	Paid in Colombian Pesos.Translated at the 2023 average foreign exchange rate of 4325.05:1 USD
Colombia	MUNICIPALITY OF RIONEGRO		—	—	—	—	131,975	—	—	131,975	Paid in Colombian Pesos.Translated at the 2023 average foreign exchange rate of 4325.05:1 USD
Colombia	INDIGENOUS COMMUNITY ORGANIZATION (ORCONEPUL)		—	—	—	—	86,410	—	—	86,410	Paid in Colombian Pesos.Translated at the 2023 average foreign exchange rate of 4325.05:1 USD
Ecuador	GOVERNMENT OF ECUADOR	MINISTRY OF ENERGY AND NON-RENEWABLE NATURAL RESOURCES OF ECUADOR	—	10,388,278	357,000	—	—	—	—	10,745,278	Paid in USD
Ecuador	GOVERNMENT OF ECUADOR	SECRETARIAT OF HIGHER EDUCATION, SCIENCE, TECHNOLOGY AND INNOVATION	—	—	300,000	—	—	—	—	300,000	Paid in USD
Ecuador	GOVERNMENT OF ECUADOR	INTERNAL REVENUE SERVICE	380,688	—	—	—	—	—	—	380,688	Paid in USD
United States of America	STATE OF DELAWARE	DELAWARE SECRETARY OF STATE	252,058	—	—	—	—	—	—	252,058	Paid in USD
Additional Notes:	Royalty payments include the following amounts of royalties in-kind: $86,687,102 for Middle Magdalena Basin, $50,077,746 for Putumayo Basin and $301,693 for Llanos Basin in Colombia and $9,735,779 for Oriente Basin in Ecuador. Royalties in-kind were calculated using royalty volumes multiplied by 2023 average realized prices of $67.11 per barrel for Colombia and $73.58 per barrel in Ecuador.

Extractive Sector Transparency Measures Act- Annual Report
Reporting Year	From:	2023-01-01	To:	2023-12-31
Reporting Entity Name	Gran Tierra Energy Inc.					Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E742342
Subsidiary Reporting Entities (if necessary)
Payments by Project
Country	Project Name	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes
Colombia	ENTITY WIDE	110,200,481	—	173,826	—	—	—	—	110,374,307	Paid in Colombian Pesos.Translated at the 2023 average foreign exchange rate of 4325.05:1 USD
Colombia	MIDDLE MAGDALENA BASIN	—	89,831,037	248,616	—	733,588	—	—	90,813,241	Paid in Colombian Pesos.Translated at the 2023 average foreign exchange rate of 4325.05:1 USD
Colombia	PUTUMAYO BASIN	—	54,651,565	768,647	—	2,260,943	—	—	57,681,155	Paid in Colombian Pesos.Translated at the 2023 average foreign exchange rate of 4325.05:1 USD
Colombia	LLANOS BASIN	—	677,548	230,570	—	—	—	—	908,118	Paid in Colombian Pesos.Translated at the 2023 average foreign exchange rate of 4325.05:1 USD
Colombia	LOWER MAGDALENA BASIN	—	—	14,323	—	—	—	—	14,323	Paid in Colombian Pesos.Translated at the 2023 average foreign exchange rate of 4325.05:1 USD
Ecuador	ORIENTE BASIN	380,688	10,388,278	657,000	—	—	—	—	11,425,966	Paid in USD
United States of America	ENTITY WIDE	252,058			—	—	—	—	252,058	Paid in USD
Additional Notes:	Royalty payments include the following amounts of royalties in-kind: $86,687,102 for Middle Magdalena Basin, $50,077,746 for Putumayo Basin and $301,693 for Llanos Basin in Colombia and $9,735,779 for Oriente Basin in Ecuador. Royalties in-kind were calculated using royalty volumes multiplied by 2023 average realized prices of $67.11 per barrel for Colombia and $73.58 per barrel in Ecuador.